Exhibit 23.1

                                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


           As independent public accountants, we hereby consent to the use of our reports dated January 22, 1999 of CFI ProServices, Inc., dba Concentrex Incorporated (and to all references to our Firm) included or made a part of this registration statement.

                                                ARTHUR ANDERSEN, LLP





Portland, Oregon
November 9, 1999